SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 1, 2009

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Logitech International S.A. has determined, in connection with the filing of Logitech’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, that Logitech’s Vice President & Corporate Controller, Thomas E. Fergoda, is performing the function of principal financial officer in addition to his role of principal accounting officer. Although Logitech has made this determination in connection with the Annual Report on Form 10-K, Mr. Fergoda has not been appointed interim Chief Financial Officer by the Logitech Board of Directors.

Mr. Fergoda, age 64, joined Logitech in June 2006 as Vice President & Corporate Controller. Previously, he served as assistant corporate controller and director of financial reporting at Agilent Technologies, Inc. from 2003 to June 2006, and as senior manager, enterprise financial reporting, from 2000 to 2003. Prior to Agilent he was the director of financial reporting at Franklin Resources, Inc., the parent company of the Franklin Templeton mutual funds group, from 1994 to 2000. Mr. Fergoda also served as Chief Financial Officer of Alternative Systems, Inc. in 1993-1994, and prior to that time spent 11 years with Coopers & Lybrand. He holds a BA in History from Stanford University, and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine General Counsel, Vice President, Legal and Secretary

June 1, 2009